UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2006

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

☐ Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On September 26, 2006, the Board of Directors of Becton, Dickinson and Company (“BD”) approved a plan to exit the blood glucose monitoring (“BGM”) market. In accordance with the plan, distribution of the BD Logic® Blood Glucose Monitor will be discontinued immediately. BD will continue to distribute test strips for its customers through December 2007. The decision to exit the BGM market was made following an evaluation of the future outlook for the product line. BD’s other diabetes products, including insulin syringes, pen needles and lancets, will not be affected.

BD estimates that it will record a pre-tax charge in its 2006 fiscal fourth quarter of approximately $50 to $70 million ($33 to $47 million after-tax), or approximately $0.13 to $0.18 per diluted share from continuing operations, in connection with its decision to exit the BGM product line. This charge consists approximately of $27 to $41 million of inventory-related charges, $15 million of long-lived asset write-downs, $7 million of severance costs and $1 to $7 million of other exit costs. Of the foregoing charge, $25 to $45 million will result in future cash expenditures.

The above estimates of the charges to be incurred in connection with the exit from the BGM product line are based upon current expectations of BD and involve a number of risks and uncertainties. Actual charges could vary materially from BD's estimates. Factors that could cause actual results to vary materially from BD's estimates include, but are not limited to, sales fluctuations of test strip inventory. BD does not intend to update any forward-looking statements contained herein to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        Dr. Claire M. Fraser-Liggett was elected to the Board of Directors of Becton, Dickinson and Company (“BD”), effective November 20, 2006. Dr. Fraser-Liggett has been appointed to the Corporate Affairs Committee and the Finance Committee of the Board. A copy of the press release issued by BD in connection with Dr. Fraser-Liggett’s election is attached hereto as Exhibit 99.1.

ITEM 7.01 REGULATION FD DISCLOSURE.

     On September 28, 2006, BD issued a press release regarding its plan to exit the BGM market, which is furnished as Exhibit 99.2 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	99.1	Press release dated September 26, 2006, which is filed pursuant to Item 5.02.

	99.2	Press release dated September 28, 2006, which is filed pursuant to Item 7.01.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: September 29, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99.1	Press release dated September 26, 2006, which is filed pursuant to Item 5.02.

99.2	Press release dated September 28, 2006, which is filed pursuant to Item 7.01.